[Exhibit 63]



                          NOT FOR PUBLICATION

                    UNITED STATES COURT OF APPEALS

                         FOR THE NINTH CIRCUIT

HILTON HOTELS CORPORATION; and    )
HLT CORPORATION,                  )
                                  ) No. 97-15702
    Plaintiffs/Counter-Defendants/)
    Appellants,                   ) D.C. No. CV 97-95-PMP
                                  )
vs.                               )
                                  )      MEMORANDUM*
ITT CORPORATION,                  )
                                  )
    Defendant/Counter-Claimant/   )
    Appellee.                     )
----------------------------------)

             Appeal from the United States District Court
                      for the District of Nevada
               Philip M. Pro, District Judge, Presiding

                       Submitted June 19, 1997**

Before:  GOODWIN, SCHROEDER and TASHIMA, Circuit Judges

          This preliminary injunction appeal comes to us for review under Ninth Circuit Rule 3-3. We have jurisdiction under 28 U.S.C. ss. 1292(a)(1), and we affirm.

          Our inquiry is limited to whether the district court has abused its discretion in denying the preliminary injunction, or has based its decision on an erroneous legal

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   * This disposition is not appropriate for publication and
may not be cited to or by the courts of this circuit except as provided by Ninth Cir. R. 36-3.

   ** The panel unanimously agrees that this case is appropriate for submission without oral argument pursuant to Fed. R. App. P. 34(a) and Ninth Cir. R. 34-4. Accordingly, appellants' request for oral argument is denied.

standard. See Does 1-5 v. Chandler, 83 F.3d 1150, 1152 (9th Cir.
1996). The record before us shows that the district court did not rely upon an erroneous legal premise or abuse its discretion in concluding that appellants' showing of probable success on the merits was insufficient to warrant preliminary injunctive relief. See id.

          Accordingly, the district court's denial of a preliminary injunction is AFFIRMED.1

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   1 Appellants' motion to file a corrected brief is
granted. The Clerk shall file the corrected brief received on April 29, 1997.